                                                                 EXHIBIT 3(i)(1)



                         CERTIFICATE OF INCORPORATION

                                      OF

                         Princeton TeleCom Corporation


                               -----------------

        The undersigned, a natural person, for the purpose of forming a corporation under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

        ARTICLE FIRST: The name of the corporation (hereinafter called the "Corporation") is Princeton TeleCom Corporation.

        ARTICLE SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

        ARTICLE THIRD: The nature of the business and the purpose to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

          To carry on a general mercantile and industrial business in all its branches; to devise, invent, manufacture, fabricate, buy, sell, license as licensor or licensee, lease as lessor or lessee, distribute, and generally deal in and with goods and other real, personal, and mixed property of any and all kinds, including , but not limited to, computer software, together with the components, resultants, and by-products thereof.

        The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict


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in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no ways limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege in any state, territory or country which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

        ARTICLE FOURTH: The total number of shares which the Corporation shall have authority to issue is one thousand. The par value of each of such shares is $1.00. All such shares are of one class.

        ARTICLE FIFTH:   The name and the mailing address of the incorporator
are as follows:

                NAME                    MAILING ADDRESS
                ----                    ---------------

        Kathleen Ann Kress           c/o Guggenheimer & Untermyer
                                     80 Pine Street
                                     New York, New York  10005

        ARTICLE SIXTH:   The Corporation is to have perpetual existence.

        ARTICLE SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement

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and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Signed on January 20, 1989.


                                        /s/ Kathleen Ann Kress
                                        -----------------------
                                              Incorporator

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 07/23/1993
                                                        932085076 - 2026677


[LOGO]  CERTIFICATE OF AMENDMENT OF
        CERTIFICATE OF INCORPORATION

================================================================================

                         Princeton TeleCom Corporation
  ------------------------------------------------------------------------------
  a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware.

  DOES HEREBY CERTIFY:

  FIRST:  That at a meeting of the Board of Directors of Princeton TeleCom
                                                         -----------------
  Corporation
  ------------------------------------------------------------------------
  resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

    RESOLVED, that the Certificate of Incorporation be amended by changing the Article thereof numbered "Article Fourth" so that, as amended, said Article
                             --------------
    shall be and read as follows:  "The Corporation is authorized to issue one
                                    ------------------------------------------
    class of shares to be designated as 'Common Stock.'  The total number of
    ------------------------------------------------------------------------
    shares which the Corporation is authorized to issue is 6,000,000 shares,
    ------------------------------------------------------------------------
    and the par value of each of such shares is One Cent. ($.01).
    ------------------------------------------------------------

  SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

  IN WITNESS WHEREOF, said corporation
                           ----------------------------------------------------
  has caused this certification to be signed by

               Dr. Donald C. Licciardello                     , its President,
  ------------------------------------------------------------
  and    Marilyn Lawley                                       , its Secretary,
      --------------------------------------------------------
  this 1st day of May, 1993.
       ---        ---


                                BY:  /s/  D. C. Licciardello
                                     ---------------------------------
                                           President

                                ATTEST: /s/  Marilyn Lawley
                                        ------------------------------
                                             Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                         PRINCETON TELECOM CORPORATION

        PRINCETON TELECOM CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST:  The name of the Corporation is Princeton TeleCom Corporation.

        SECOND: The Certification of Incorporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

        "ARTICLE FIRST: The name of the Corporation (hereinafter called the "Corporation") is Princeton eCom Corporaton."

        THIRD: The amendment of the Certification of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 228 and 242 of the General Corporation law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Chief Executive Officer this 17th day of March, 1999.

                                Princeton TeleCom Corporation


                                By: /s/ Donald C. Licciardello
                                   ------------------------------
                                        Donald C. Licciardello
                                        President and Chief Executive Officer